QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.13

NAMED EXECUTIVE OFFICER COMPENSATION

        The following are adjustments to base salary, cash bonus payments for 2007 work, and grants of incentive stock were approved for the Company's CEO and the persons expected to be named executive officers in its Proxy Statement for the 2008 Annual Meeting of Shareholders. Adjustments to salary are effective as of March 1, 2008. Cash bonuses are paid on or about March 5, 2008.

Executive Officer	Title	2008 Salary	2007 Cash Bonus	Shares of Non-Qualified Stock Options	Restricted Stock Award
Dominic Ng	Chairman of the Board, President and Chief Executive Officer	$800,000	$1,208,000	174,964	54,676	(1)
Julia Gouw	Executive Vice President and Chief Financial Officer	$306,748	$320,000	18,966	4,742
Wellington Chen	Executive Vice President and Director of Corporate Banking	$245,705	$162,000	13,276	3,319
Doug Krause	Executive Vice President, Chief Risk Officer, General Counsel, and Secretary	$231,509	$225,000	14,225	3,556
Donald Chow	President of Desert Community Bank	$224,957	$142,000	8,535	2,134

(1)
Performance restricted stock vesting in 2 years. Number of shares that will vest depends on meeting performance criteria. The restricted share awards represent the maximum number of shares that will be granted if pre-established earnings per share performance goals are met.

        Stock options are all non-qualified options issued under the 1998 Stock Incentive Plan of the Company; the restricted stock is also issued under the 1998 Stock Incentive Plan of the Company. Options vest over 4 years as follows: 1/3 after 2 years, 1/3 after 3 years, and 1/3 after 4 years. The restricted stock of the named officers other than the CEO vests 50% after 4 years and 50% after 5 years.

        The Company also approved performance goals for the CEO. The CEO's goals are set under the Performance-Based Bonus Plan approved by shareholders in 2002 and are based on earnings per share and return on equity; the bonus award will range from 0% to 250% of base salary.

        The Company will provide additional information regarding the compensation paid to the named executive officers for the 2007 fiscal year in its Proxy Statement for the 2008 Annual Meeting of Shareholders.

QuickLinks

  Exhibit 10.13
NAMED EXECUTIVE OFFICER COMPENSATION